BYLAWS
OF
INFOLINX COMMUNICATIONS LTD.,
a Nevada corporation

ARTICLE I
Offices

          Section 1. Registered Office. The registered office of InfoLinx Communications Ltd. (the "Corporation") shall be maintained at such locations within the State of Nevada as the Board of Directors from time to time shall designate. The Corporation shall maintain in charge of such registered office an agent upon whom process against the Corporation may be served.

          Section 2. Other Offices. The Corporation may also have an office or offices at such other place or places, either within or without the State of Nevada, as the Board of Directors from time to time may determine or the business of the Corporation may require.

ARTICLE II
Meetings of Shareholders

          Section 1. Annual Meetings. Subject to the provisions of these Bylaws, the annual meeting of the shareholders for the election of directors and for the transaction of such other business as may properly come before such meeting shall be held on such date and at such time as shall be designated by the Board of Directors and specified in the notice of such meeting. If the election for directors shall not be held on the day designated therefor or at any adjournment thereof, the directors shall cause such election to be held at a special meeting of the shareholders as soon thereafter as may be convenient. At such special meeting, subject to the provisions of these Bylaws, the shareholders may elect the directors and transact any other business with the same force and effect as at an annual meeting duly called and held.

          Section 2. Special Meetings. A special meeting of the shareholders for any purpose or purposes, unless otherwise prescribed by statute, may be called at any time and shall be called by the President or Secretary, upon the direction of the Board of Directors, or upon the written request of a shareholder or shareholders holding of record at least ten percent (10%) of the issued and outstanding shares of the Corporation entitled to vote at such a meeting.

          Section 3. Meetings by Remote Communication. If authorized by the Board of Directors, and subject to such guidelines and procedures as the Board of

Directors may adopt, shareholders not physically present at a meeting of shareholders may, by remote communication, participate in such meeting and be deemed present in person and vote at such meeting, whether such meeting is to be held at a designated place or solely by remote communication, provided that (a) the Corporation shall implement reasonable methods to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a shareholder, (b) the Corporation shall implement reasonable methods to provide such shareholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the shareholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (c) the Corporation maintains a record of any shareholder vote or other action taken at the meeting by remote communication

          Section 4. Place of Meetings. All meetings of the shareholders shall be held at the principal place of business of the Corporation or at such other place, within or without the State of Nevada, as shall be designated by the Board of Directors and specified in the notice of each such meeting.

          Section 5. Notice of Meetings. Except as otherwise provided by law, notice of each meeting of the shareholders, whether annual, special, or adjourned, shall be given, not less than ten (10) calendar days nor more than sixty (60) calendar days before the day on which such meeting is to be held, to each shareholder of record entitled to vote at such meeting by delivering a written or printed notice thereof to such shareholder personally, by facsimile machine, electronic transmission (e-mail), or by mailing such notice in a postage prepaid envelope addressed to such shareholder at the post office address furnished by such shareholder to the Secretary for such purpose, or, if such shareholder shall not have furnished to the Secretary an address for such purpose, then at the address of such shareholder last known to the Secretary. Except when expressly required by law, no publication of any notice of a meeting of shareholders shall be required. Notice of any meeting of shareholders shall not be required to be given to any shareholder who shall attend such meeting in person or by proxy. If any shareholder shall in person or by proxy waive notice, in writing, of such meeting, whether before or after such meeting, notice thereof need not be given to such shareholder. Notice of any adjourned meeting of the shareholders shall not be required to be given, except when expressly required by law.

          Section 6. Quorum. At each meeting of the shareholders, the presence in person or by proxy of shareholders holding of record a majority of the issued and outstanding shares entitled to vote at such meeting shall be necessary and sufficient to constitute a quorum for the transaction of business. In the absence of a quorum, the shareholders entitled to vote who are present in person or by proxy at the time and place of any meeting, or, if no shareholder entitled to vote is so present in person or by proxy, any officer entitled to preside at or act as secretary of such meeting may adjourn such meeting from time to time, without notice other than an announcement at such meeting, until a quorum shall be present. At any such adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called.

          Section 7. Organization. At every meeting of the shareholders, the President, or, in his or her absence, a Vice President, or, in the absence of the President and all of the Vice Presidents, a chairman chosen by a majority in interest of the shareholders present in person or by proxy and entitled to vote thereat, shall act as chairman. The Secretary, or, in his or her absence, an Assistant Secretary, shall act as secretary at all meetings of the shareholders. In the absence from any such meeting of the Secretary or an Assistant Secretary, the chairman may appoint any person to act as secretary of such meeting.

          Section 8. Business and Order of Business. Subject to the provisions of these Bylaws, at each meeting of the shareholders, such business may be transacted as may properly be brought before such meeting.

          Section 9. Voting. At each meeting of the shareholders, each shareholder shall be entitled to one vote in person or by proxy for each share of the Corporation having voting rights registered in his or her name on the books of the Corporation at the close of business on the day next preceding the day on which notice of such meeting was given, or, if no notice was given, on the day next preceding the day on which such meeting is held, except when, pursuant to the provisions of Section 7 of Article VIII of these Bylaws, a date shall have been determined as a record date for the determination of the shareholders entitled to vote. Any shareholder entitled to vote may vote in person or by proxy in writing. Each such proxy shall be subject to the provisions of Section 78.355 of the Nevada General Corporation Law. The presence at any meeting of any shareholder who has given a proxy shall not revoke such proxy, unless such shareholder shall file written notice of such revocation with the secretary of such meeting prior to the voting of such proxy.

          At each meeting of the shareholders, all matters other than those the manner of deciding of which is expressly regulated by statute, the Articles of Incorporation, or these Bylaws, shall be decided by a majority of the votes cast by the holders of shares entitled to vote therefor.

          Section 10. Conduct of Meetings of Shareholders. Meetings of the shareholders shall generally follow reasonable and fair procedure. Subject to the foregoing, the conduct of any meeting and the determination of procedure and rules shall be within the absolute discretion of the chairman, and there shall be no appeal from any ruling of the chairman with respect to procedure or rules. Accordingly, in any meeting of the shareholders, or part thereof, the chairman shall have the absolute power to determine appropriate rules or to dispense with theretofore prevailing rules. Without limiting the foregoing, the following rules shall apply:

A.	Within his or her sole discretion, the chairman of a meeting may adjourn such meeting by declaring such meeting adjourned. Upon his or her doing so, such meeting shall be immediately adjourned.

B.	The chairman may ask or require that anyone who is not a bona fide shareholder or proxy leave a meeting.

C.

A resolution or motion shall be considered for vote only if proposed by a shareholder or duly authorized proxy, and seconded by a person, who is a shareholder or a duly authorized proxy, other than the person who proposed the resolution or motion. The chairman may propose any motion for vote.

D.

The chairman of a meeting may impose any reasonable limits with respect to participation by shareholders in a meeting, including, but not limited to, limits on the amount of time at the meeting used for the remarks or questions or any shareholder, limits on the numbers of questions per shareholder, and limits as to the subject matter and timing of questions and remarks by shareholders.

          Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any meeting of the shareholders except in accordance with the procedures specified in this Section 10; provided, however, that nothing in this Section 10 shall be deemed to preclude discussion by any shareholder as to any business properly brought before any meeting.

          The chairman shall, if the facts warrant, determine and declare at any meeting of the shareholders that business was not properly brought before such meeting in accordance with the provisions of this Section 10, and if he or she should so determine, he or she shall so declare to such meeting and any such business not properly brought before such meeting shall not be transacted.

          Section 11. Advance Notice of Shareholder Proposed Business at any Meeting of the Shareholders. To be properly brought before any annual meeting of the shareholders, business must be either (a) specified in the notice of such meeting (or any supplement thereto) given by or at the direction of the Board of

Directors, (b) otherwise properly brought before such meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before such meeting by a shareholder. In addition to any other applicable requirements, including, but not limited to, requirements imposed by federal and state securities laws pertaining to proxies, for business to be properly brought before any meeting by a shareholder, such shareholder must have given timely notice thereof in writing to the Secretary. To be timely, shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not later than the close of business on the 15th calendar day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made, whichever first occurs. A shareholder's notice to the Secretary shall specify as to each matter such shareholder proposes to bring before any meeting of the shareholders (a) a brief description of the business desired to be brought before such meeting and the reasons for conducting such business at such meeting, (b) the name and record address of the shareholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by such shareholder, and (d) any material interests of such shareholder in such business.

          Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures specified in this Section 11. The chairman of such annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before such meeting and in accordance with the provisions of this Section 11, and if he or she should so determine, he or she shall so declare to such meeting and any such business not properly brought before such meeting shall not be transacted.

          Section 12. Action by Shareholders Without a Meeting. Any action required or permitted to be taken at a meeting of the shareholders pursuant to any provision of the Nevada General Corporation Law, the Articles of Incorporation, or these Bylaws may be taken without a meeting, subject to the provisions of Section 78.320 of the Nevada General Corporation Law, if the shareholders who would have been entitled to cast the minimum number of votes which would be necessary to authorize such action at a meeting at which all of the shareholders entitled to vote thereon were present and voting shall consent in writing to such action being taken. Whenever action of the Corporation is so taken, the consents of the shareholders consenting thereto shall be filed with the minutes of proceedings of the shareholders.

          Section 13. Voting of Stock By Certain Holders. Shares of common stock of the Corporation registered in the name of a corporation, partnership, trust or other entity, if entitled to be voted, may be voted by the president or a vice president, a general partner or trustee thereof, as the case may be, or a proxy appointed by any of the foregoing persons, unless some other person who has been appointed to vote such common stock pursuant to a bylaw or a resolution of the board of directors or similar source governing such corporation or other entity or agreement of the partners of a partnership presents a certified copy of such bylaw, resolution, or agreement, in which event such person may vote such common stock. Any director or other fiduciary may vote stock registered in his or her name as such fiduciary, either in person or by proxy.

          Shares of common stock of the Corporation directly or indirectly owned by the Corporation shall not be voted at any meeting of shareholders and shall not be counted in determining the total number of issued and outstanding shares of common stock entitled to be voted at any given time, unless those shares are held by the Corporation in a fiduciary capacity, in which event those shares may be voted and shall be counted in determining the total number of issued and outstanding shares of common stock.

          The Board of Directors may adopt, by resolution, a procedure by which a shareholder may certify in writing to the Corporation that any shares of common stock registered in the name of such shareholder are held for the account of a specified person other than such shareholder. Each such resolution shall specify the class of shareholders who may make such certification, the purpose for which such certification may be made, the form of certification and the information to be specified in such certification; if such certification is with respect to a record date or closing of the stock transfer books, the time after the record date or closing of the stock transfer books within which such certification must be received by the Corporation; and any other provisions with respect to the procedure which the Board of Directors considers necessary or appropriate. On receipt of such certification, the person specified in such certification shall be regarded as, for the purposes specified in such certification, the shareholder of record of the common stock specified in such certification in place of the shareholder who makes such certification.

          Section 14. Inspectors. At any meeting of shareholders, the chairman of such meeting may, or upon the request of any shareholder shall, appoint one or more persons as inspectors for such meeting. Such inspectors shall ascertain and report the number of shares of common stock represented at such meeting based upon their determination of the validity and effect of proxies, count all votes, report the results and perform such other acts as are proper to conduct the election and voting with impartiality and fairness to all the shareholders.

          Each report of an inspector shall be in writing and signed by him or her or by a majority of them, if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors regarding the number of shares of common stock represented at the meeting and the results of the voting shall be prima facie evidence thereof.

          Section 15. Voting by Ballot. Voting on any question or in any election may be viva voce unless the presiding officer shall order or any stockholder shall demand that voting be by ballot.

ARTICLE III
Board of Directors

          Section 1. General Powers. The property, affairs, and business of the Corporation shall be managed by the Board of Directors.

          Section 2. Number, Qualifications, and Term of Office. The Board of Directors shall consist initially of one member with the exact number of directors to be determined from time to time by the Board of Directors. At any regular meeting or at any special meeting called for that purpose, a majority of the Board of Directors may establish, increase or decrease the number of directors, provided that the tenure of office of a director shall not be affected by any decrease in the number of directors. The directors shall be elected annually at the annual meeting of the shareholders. Each director shall hold office until his or her successor shall have been elected and qualified, until his or her death, until he or she shall have resigned in the manner specified in Section 13 of this Article III, or until he or she shall have been removed in the manner specified in Section 14 of this Article III, whichever shall first occur. Any director elected to fill a vacancy in the Board of Directors shall be deemed elected for the unexpired portion of the term of his or her predecessor on the Board of Directors. Each director, at the time of his or her election, shall be at least eighteen (18) years of age.

          Section 3. Nomination of Directors. (a) Only persons who are nominated in accordance with the procedures set forth in this section shall be eligible for election as directors. The Board of Directors, or a duly appointed committee thereof, shall act as a nominating committee for selecting nominees for election as directors. Except in the case of a nominee substituted as a result of the death or incapacity of a nominee of the nominating committee, the nominating committee shall deliver written nominations to the Secretary not less than sixty (60) days nor more than ninety (90) days prior to the appropriate date of the previous meeting of shareholders called for election of directors. Provided such nominating committee makes such nominations, no nominations for directors, except those made by the nominating committee, shall be voted upon at the annual meeting unless other nominations by shareholders are made in accordance with the provisions of this section. No person shall be elected as a director of the Corporation unless nominated in accordance with the procedures set forth in this section. Ballots specifying the names of all persons nominated by the nominating committee and by shareholders shall be provided for use at the annual meeting.

          (b) Nominations of persons for election to the Board of Directors of the Corporation at an annual meeting of shareholders may be made by any shareholder entitled to vote for the election of directors at such meeting who complies with the procedures specified in this section. Such nominations, other than those made by the Board of Directors or a nominating committee thereof, shall be made pursuant to timely notice in writing to the Secretary as specified in this section. To be timely, a shareholder's notice shall be delivered to or received at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the appropriate anniversary date of the previous meeting of shareholders of the Corporation called for the election of directors. Each such shareholder's notice shall specify (1) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (2) a representation that such shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at such meeting to nominate the person or persons specified in the notice; (3) a description of all arrangements or understandings among such shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such shareholder; (4) such other information regarding each nominee proposed by such shareholder as would be required to be disclosed in solicitations of proxies with respect to nominees for election as directors, pursuant to Regulation 14A pursuant to the Securities Exchange Act of 1934, as amended, including, but not limited to, information required to be disclosed by Items 4, 5, 6, and 7 of Schedule 14A; (5) the consent of each nominee to serve as director of the Corporation, if so elected; and (6) the class and number of shares of stock of the Corporation which are beneficially owned by such shareholder on the date of such shareholder’s notice and, to the extent known, by any other shareholders known by such shareholder to be supporting such nominees on the date of such shareholder notice. At the request of the Board of Directors, any person nominated by the Board of Directors, or a nominating committee thereof, for election as a director shall furnish to the Secretary that information required to be specified in a shareholder's notice of nomination which pertains to the nominee together with the required written consents, each as described herein.

          (c) The Board of Directors may reject any nomination by a shareholder not timely made in accordance with the requirements of this section. If the Board of Directors, or a designated committee thereof, determines that the information provided in a shareholder's notice does not satisfy the informational requirements of this section in any material aspect, the Secretary shall notify such shareholder of the deficiency in the notice. Such shareholder shall have an opportunity to cure the deficiency by providing additional information to the Secretary within such period of time, not to exceed five (5) calendar days from the date such deficiency notice is given to such shareholder, as the Board of Directors or such committee shall reasonably determine. If such deficiency is not cured within such period, or if the Board of Directors or such committee reasonably determines that the additional information provided by such shareholder, together with information previously provided, does not satisfy the requirements of this section in any material respect, the Board of Directors may reject such shareholder's nomination. The Secretary shall notify a shareholder in writing whether his or her nomination has been made in accordance with the time and informational requirements of this section. Notwithstanding the procedures specified in this section, if neither the Board of Directors nor such committee makes a determination as to the validity of any nominations by a shareholder, the chairman of such annual meeting shall determine and declare at such annual meeting whether the nomination was made in accordance with the terms of this section. If such chairman determines a nomination was made in accordance with the terms of this section, he or she shall so declare at such annual meeting and ballots shall be provided for use at the annual meeting with respect to such nominee. If such chairman determines that a nomination was not made in accordance with the terms of this section, he or she shall so declare at the annual meeting and the defective nomination shall be disregarded.

          Section 4. Election of Directors. At each meeting of the shareholders for the election of directors, the directors shall be chosen by a plurality of the votes cast at such election by the holders of shares entitled to vote thereon. The vote for directors is not required to be by ballot, unless demanded by a shareholder entitled to vote therefor at such meeting and before the voting begins.

          Section 5. Annual Meetings. The annual meeting of the Board of Directors shall be held in each year immediately after the annual meeting of shareholders, at such place as the Board of Directors from time to time may fix and, if so held, notice of such meeting is not required to be given.

          Section 6. Regular Meetings. Regular meetings of the Board of Directors shall be held at such times as the Board of Directors shall determine. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at such place at the same hour on the next succeeding business day that is not a legal holiday. Notice of regular meetings is not required to be given.

          Section 7. Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the President or any one (1) director. Notice of any special meeting shall be given to each director at his or her business or residence address in writing by hand delivery, first-class or overnight mail or courier service, facsimile transmission, electronic transmission, or orally by telephone communication. If mailed by first-class mail, such notice shall be deemed adequately delivered when deposited in the United States mails so addressed, with postage thereon prepaid, at least five (5) calendar days before such meeting. If by overnight mail or courier service, such notice shall be deemed adequately delivered when such notice is delivered to the overnight mail or courier service at least twenty four (24) hours before such meeting. If by hand delivery, facsimile transmission, or electronic transmission, such notice shall be deemed adequately delivered when such notice is transmitted at least twenty four (24) hours before such meeting. If by telephone, such notice shall deemed adequately given if given at least twelve (12) hours prior to the time set for such meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors is required to be specified in the notice of such meeting. A meeting may be held at any time without notice if all the directors are present or if those not present waive notice of such meeting in writing, either before or after such meeting.

          Section 8. Place of Meeting. Meetings of the Board of Directors may be held at such place or places within or without the State of Nevada as the Board of Directors from time to time may designate.

          Section 9. Quorum and Manner of Acting. A majority of the directors shall be required to constitute a quorum for the transaction of business at any meeting. The act of a majority of the directors present at any meeting while a quorum is present shall be an act of the Board of Directors. In the absence of a quorum, a majority of the directors present may adjourn any meeting from time to time until a quorum be had. Notice of any adjourned meeting shall be given, in the same manner as notice of special meetings is required to be given, as specified in these Bylaws. The directors shall act only as a board and the individual directors shall have no power as such.

          Section 10. Action by Written Consent. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if, prior or subsequent to such action, all members of the Board of Directors or such committee, as the case may be, consent thereto in writing and such written consents are filed with the minutes of the proceedings of the Board of Directors or such committee. Such consent shall have the same effect as a unanimous vote of the Board of Directors or such committee for all purposes and may be specified as such in any certificate or other document.

          Section 11. Organization. At each meeting of the Board of Directors, the President or, in his or her absence, a chairman chosen by a majority of the directors present, shall act as chairman. The Secretary, or, in his or her absence, an Assistant Secretary, if any, or, in the absence of the Secretary and the Assistant Secretaries, if any, any person appointed by the chairman, shall act as secretary of such meeting.

          Section 12. Order of Business. At all meetings of the Board of Directors business may be transacted in such order as the Chairman of the Board of Directors may determine.

          Section 13. Resignations. Any director of the Corporation may resign at any time by giving written notice to the President or to the Secretary. The resignation of any director shall be effective at the time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make such resignation effective.

          Section 14. Removal of Directors. Any director may be removed at any time, either with or without cause, by the shareholders at any regular or special meeting of the shareholders, and the vacancy in the Board of Directors caused thereby may be filled by the shareholders at the same meeting.

          Section 15. Vacancies. In addition to a vacancy occurring by removal by the shareholders, as contemplated by Section 14 of Article III of these Bylaws, a vacancy in the Board of Directors shall occur upon the happening of any of the following events:

(a)	a director dies or resigns:

(b)	the shareholders fail to elect the number of directors authorized to be elected at any meeting of shareholders at which any director is to be elected;

(c)	the Board of Directors, by resolution, have elected to increase the number of directors;

(d)	the Board of Directors declare vacant the office of any director for such cause as the Board of Directors may determine; or

(e)	a vacancy occurs for any other reason.

Any vacancy occurring in the Board of Directors shall be filled by a majority of the remaining members of the Board of Directors,

though less than a quorum, and each person so elected shall hold office until the next annual meeting of shareholders and until his or her successor is duly elected and has been qualified.

          Section 16. Indemnification of Directors, Officers, Employees and Agents. The Corporation may indemnify each director, officer, employee, and agent of the Corporation, pursuant to the provisions of Section 78.7502 of the Nevada General Corporation Law, as set forth in Article VII of these Bylaws.

          Section 17. Loss of Deposits. No director shall be liable for any loss which may occur because of the failure of the bank, trust company, savings and loan association, or other institution with which funds or securities of the Corporation have been deposited.

          Section 18. Surety Bonds. Unless required by law, no director shall be obligated to provide any bond or surety or other security for the performance of any of his or her duties.

          Section 19. Reliance. Each director, officer, employee and agent of the Corporation shall, in the performance of his or her duties with respect to the Corporation, be fully justified and protected with regard to any act or failure to act in reliance in good faith upon the books of account or other records of the Corporation, upon an opinion of counsel, or upon reports made to the Corporation by any of its officers or employees, advisers, accountants, appraisers or other experts or consultants selected by the Board of Directors or officers of the Corporation, regardless of whether such counsel or expert may also be a director.

          Section 20. Rights of Directors. The directors of the Corporation shall have no responsibility to devote their full time to the affairs of the Corporation. Any director of the Corporation, in his or her personal capacity or in a capacity as an affiliate, employee, or agent of any other person, or otherwise, may have business interests and engage in business activities similar to, in addition to, or in competition with, those of or relating to the Corporation.

          Section 21. Telephonic Meeting. Unless restricted by the Articles of Incorporation, any one or more members of the Board of Directors may participate in a meeting of the Board of Directors by conference telephone or similar communications equipment by means of which all persons participating in such meeting can hear each other. Participation by such method shall constitute presence in person at such meeting.

ARTICLE IV
Committees

          Section 1. Number, Tenure, and Qualifications. The Board of Directors may appoint from among its members an Executive Committee, an Audit Committee, a Compensation Committee and other committees, composed of two or more directors, to serve at the pleasure of the Board of Directors.

          Section 2. Powers. The Board of Directors may delegate to committees appointed pursuant to Section 1 of this Article IV any of the powers of the Board of Directors, except as prohibited by law.

          Section 3. Meetings. Notice of committee meetings shall be given in the same manner as notice for special meetings of the Board of Directors. A majority of the members of a committee shall constitute a quorum for the transaction of business at any meeting of such committee. The act of a majority of such committee members present at a meeting shall be the act of such committee. The Board of Directors may designate a chairman of any committee, and such chairman or any two members of such committee may determine the time and place of its meeting, unless the Board of Directors shall otherwise specify. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint another director to act in the place of such absent member. Each committee shall keep minutes of its proceedings.

          Section 4. Telephone Meetings. Members of a committee of the Board of Directors may participate in a meeting by means of conference telephone or similar communications equipment, if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by this method shall constitute presence in person at such meeting.

          Section 5. Informal Action by Committees. Any action required or permitted to be taken at any meeting of any committee may be taken without a meeting, if all members of such committee shall consent to such action in writing or by electronic transmission, and such writings or electronic transmissions are filed with the minutes of the proceedings of such committee. The members of any such committee shall act only as a committee, and the individual members of such committee shall have no power as such.

          Section 6. Removal and Vacancies. Any member of any committee may resign at any time by delivering to the chairman or the President a written notice of resignation, signed by such member. Unless otherwise specified therein, such resignation shall be effective upon delivery. Any member (and any alternative member) of any committee may be removed as a member of such committee at any time, either for or without cause, by resolution adopted by a majority of the

Board of Directors. Subject to the provisions hereof, the Board of Directors shall have the power to change the membership of any committee, to fill all vacancies, to designate alternate members to replace any absent or disqualified member, or to dissolve any such committee.

          Section 7. Executive Committee.

          (a) The Board of Directors may provide the Executive Committee with such powers as the Board of Directors determines to be necessary or appropriate, subject to such conditions as may be prescribed by the Board of Directors, these Bylaws, the Articles of Incorporation, and the Nevada General Corporation Law.

          (b) During the intervals between the meetings of the Board of Directors, the Executive Committee may exercise all the authority of the Board of Directors; provided, however, that the Executive Committee shall not have the power to amend or repeal any resolution of the Board of Directors that by its terms shall not be subject to amendment or repeal by the Executive Committee, and the Executive Committee shall not have the authority of the Board of Directors regarding (1) approving or proposing to shareholders action required to be approved by shareholders; (2) filling vacancies on the Board of Directors or on any of its committees; (3) amending the Articles of Incorporation; (4) adopting, amending or repealing bylaws; or (5) approving a plan of merger or share exchange not requiring shareholder approval.

          (c) The Executive Committee shall meet from time to time on call of the Chairman of the Board of Directors or of any two (2) or more members of the Executive Committee. Meetings of the Executive Committee may be held at such place or places, within or without the State of Nevada, as the Executive Committee shall determine or as may be specified in the respective notices or waivers of such meetings. The Executive Committee may determine its own rules of procedures, including provision for notice of its meetings. It shall keep a record of its proceedings and shall report those proceedings to the Board of Directors at the next meeting thereof held after those proceedings have occurred, and all such proceedings shall be subject to revision or alternation by the Board of Directors, except to the extent that action shall have been taken pursuant to or in reliance upon such proceedings prior to any such revision or alternation.

          (d) The Executive Committee shall act by majority vote of its members; provided, however, any other provision of these Bylaws notwithstanding, that contracts or transactions of and by the Corporation in which officers or directors of the Corporation are interested shall require the affirmative vote of majority of the disinterested members of the Executive Committee at a meeting of the Executive Committee at which the material facts as to the interest and as to the contract or transaction are disclosed or known to all of the members of the Executive Committee prior to the vote.

          (e) The Board of Directors, by resolution, may designate one or more directors as alternate members of the Executive Committee who may act in the place and stead of any absent member or members at any meeting thereof.

          Section 8. Audit Committee. (a) If established by the Board of Directors, the Audit Committee shall consist of at least three (3) directors, all of which shall be independent and one of which shall be a financial expert to the extent required pursuant to the rules and regulations promulgated by the Securities and Exchange Commission or the listing standards of The Nasdaq Stock Market, Inc. or any quotation system or exchange on which the Corporation’s securities are listed or quoted. Meetings of the Audit Committee may be called at any time by the Chairman of the Audit Committee and shall be called whenever two (2) or more members of the Audit Committee so request in writing.

          (b) The Audit Committee, in addition to those additional powers, responsibilities, and duties assigned and delegated by the Board of Directors, shall make recommendations to the Board of Directors of the engagement or discharge of the Corporation’s independent auditor; review with such independent auditor of the plan and results of the auditing engagement; review the scope and results of the Corporation’s internal auditing procedures; approve each professional service provided or to be provided by such independent auditor; consider and determine audit and nonaudit fees; and review the Corporation’s system of internal accounting controls; and, to the extent not otherwise required by statute, the Articles of Incorporation, or these Bylaws to be exercised or performed by the shareholders or the Board of Directors, the Audit Committee shall have and may exercise all powers and authority of the Board of Directors in the management of the business, property, and affairs of the Corporation that are delegated or assigned to the Audit Committee from time to time by the Board of Directors.

          Section 9. Compensation Committee. If established by the Board of Directors, the Compensation Committee shall consist of at least two (2) directors, all of which shall be independent. Meetings of the Compensation Committee may be called at any time by the chairman of the Compensation Committee and shall be called whenever two (2) or more members of the Compensation Committee so request in writing. The Compensation Committee shall (i) review and, as it deems appropriate, recommend to the Board of Directors policies, practices, and procedures relating to the compensation of employees and the establishment and administration of employee benefit plans, (ii) review and, as it deems appropriate, recommend to the Board of Directors actions, policies, procedures, and amendments relating to any employee stock option plans of the Corporation, and

(iii) otherwise advise and consult with the officers of the Corporation as may be requested regarding managerial personnel policies.

          Section 10. Limitation Regarding Committee Action. No committee shall have the power or authority in reference to (i) approve or adopt, or recommend to the shareholders, any action or matter expressly required to be submitted to stockholders for approval; or (ii) adopting, amending, or repealing any bylaw of the Corporation.

          Section 11. Removal of Committee Members. The Board of Directors shall have the power to remove any member of any committee, with or without cause, and to fill vacancies in and to dissolve any such committee.

ARTICLE V
Officers

          Section 1. Number. The officers of the Corporation shall be a President, a Chief Financial Officer, and a Secretary, and, in the discretion of the Board of Directors, one or more Vice Presidents.

          Section 2. Election, Qualifications, and Terms of Office. The officers shall be elected annually by the Board of Directors. Each officer shall hold office until his or her successor shall have been elected and qualified, or until his or her earlier death, resignation, or removal in the manner specified in these Bylaws. Any person may hold more than one office.

          Section 3. Resignations. Any officer may resign at any time by giving written notice of such resignation to the Board of Directors, the President, or the Secretary. Unless otherwise specified in such written notice, such resignation shall be effective upon receipt of the notice thereof by the Board of Directors or any such officer.

          Section 4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, or any other cause shall be filled for the unexpired portion of the term by the Board of Directors.

          Section 5. The President. The President shall be the chief executive officer of the Corporation. Subject to the direction of the Board of Directors, the President shall have general charge of the business affairs and property of the Corporation and general supervision of its officers and agents. If present, the President shall preside at all meetings of shareholders and at all meetings of the Board of Directors. The President shall see that all orders and resolutions of the Board of Directors are performed. The President may sign, with any other authorized officer share certificates of the Corporation, the issuance of which shall have been duly authorized, and may sign and execute, in the name of the Corporation, deeds, mortgages, bonds, contracts, agreements, and other instruments duly authorized by the Board of Directors, except in those situations when the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent. From time to time, the President shall report to the Board of Directors all matters within his or her knowledge which the interests of the Corporation may require to be brought to its attention. The President shall also perform such other duties as are given to him or her by these Bylaws or as from time to time may be assigned to him or her by the Board of Directors.

          Section 6. The Secretary. The Secretary shall (a) record all the proceedings of the meetings of the shareholders and Board of Directors in a book or books to be kept for that purpose; (b) cause all notices to be duly given in accordance with the provisions of these Bylaws or as required by statute; (c) be custodian of the records and of the seal of the Corporation and cause such seal to be affixed to all certificates representing shares of the Corporation prior to the issuance thereof and to all instruments the execution of which on behalf of the Corporation under its seal shall have been duly authorized; (d) see that the lists, books, reports, statements, certificates, and other documents and records required by statute are properly kept and filed; (e) have charge of the share record books of the Corporation and cause the same to be kept in such manner as to specify, at any time, the number of shares of the Corporation issued and outstanding stock, the names and addresses of the holders of record thereof, the number of shares held by each, and the date when each became such holder of record; (f) perform the duties required of him or her pursuant to Section 9 of Article II of these Bylaws; (g) sign (unless the Chief Financial Officer shall sign) certificates representing shares of the Corporation’s stock, the issuance of which shall have been duly authorized; and (h) in general, perform all duties incident to the office of Secretary and such other duties as are given to him or her by these Bylaws or as from time to time may be assigned to him or her by the Board of Directors or the President.

          Section 7. The Chief Financial Officer. The Chief Financial Officer shall (a) have charge of and supervision over and by responsible for the funds, securities, receipts, and disbursements of the Corporation; (b) cause the funds and other valuable effects of the Corporation to be deposited in the name and to the credit of the Corporation in such banks or trust companies, or with such bankers or other depositories, as shall be selected in accordance with Section 3 of Article VI of these Bylaws, or to be otherwise dealt with in such manner as the Board of Directors may direct; (c) cause the funds of the Corporation to be disbursed by checks or drafts upon the authorized depositories of the Corporation and cause to be taken and preserved proper vouchers for all funds disbursed; (d) provide to the Board of Directors or the President, whenever requested, a statement of the financial condition of the Corporation and of all his or her transactions as Chief Financial Officer; (e) cause to be kept, at the principal office of the Corporation or at such other office (within or without the State of Nevada) as shall be designated by the Board of Directors, correct books of account of all of the Corporation’s business and transactions; (f) sign (unless the Secretary shall sign) certificates representing shares of the Corporation’s stock, the issuance of which shall have been duly authorized; and (g) in general, perform all duties incident to the office of Chief Financial Officer and such other duties as are given to him or her by these Bylaws or as from time to time may be assigned to him or her by the Board of Directors or the President.

          Section 8. The Vice Presidents. At the request of the President, any Vice President shall perform all the duties of the President and, when so acting, shall have all the powers of, and be subject to all restrictions upon, the President. Any Vice President may also sign, with any other authorized officer, share certificates of the Corporation, the issuance of which shall have been duly authorized, and may sign and execute in the name of the Corporation, deeds, mortgages, bonds, contracts, agreements, and other instruments duly authorized by the Board of Directors, except in those situations when the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent. Each Vice President shall perform such other duties as are given to him or her by these Bylaws or as from time to time may be assigned to him or her by the Board of Directors or the President.

          Section 9. Salaries. The salaries of the officers of the Corporation shall be determined from time to time by the Board of Directors, including, if established, the Compensation Committee. No officer shall be prevented from receiving such salary because he or she is, also, a director of the Corporation.

          Section 10. Surety Bonds. In the event the Board of Directors shall so require, any officer or agent of the Corporation shall execute a bond to the Corporation, in such amount and with such surety or sureties as the Board of Directors may direct, conditioned upon the faithful discharge of his or her duties.

ARTICLE VI
Contracts and Financial Matters

          Section 1. Execution of Contracts. The President or any Vice President, subject to the approval of the Board of Directors, may enter into, execute, and deliver any document, agreement, or other instrument in the name and on behalf of the Corporation. Such authorization may be general or restricted to specific instances.

          Section 2. Checks and Drafts. All checks, drafts, or other orders for the payment of money and all notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers or agent or agents of the Corporation as shall be authorized to do so from time to time by resolution of the Board of Directors.

          Section 3. Deposits. All funds of the Corporation shall be deposited from time to time to its credit in such banks or trust companies or with such bankers or other depositaries as the Board of Directors may select or as may be selected by any officer or officers or agent or agents authorized so to do by the Board of Directors. Endorsements for deposit to the credit of the Corporation in any of its duly authorized depositaries shall be made in such manner as the Board of Directors from time to time may determine.

          Section 4. General and Special Bank Accounts. The Board of Directors may authorize the opening and maintaining of general and special bank accounts with such banks, trust companies, or other depositaries as the Board of Directors may designate and may make such special rules and regulations with respect thereto, not inconsistent with the provisions of these Bylaws, as the Board of Directors may deem expedient.

          Section 5. Loans. No loans or advances shall be made for or on behalf of the Corporation and no negotiable paper shall be issued in its name, unless and except as authorized by the Board of Directors. Such authorization may be general or restricted to specific instances. Any authorized officer or agent of the Corporation may effect loans and advances for the Corporation, and for such loans and advances may make, execute, and deliver promissory notes, bonds, or other evidences of indebtedness of the Corporation. Any authorized officer or agent of the Corporation may pledge, hypothecate, or transfer, as security for the payment of any and all loans, advances, indebtedness, and liabilities of the Corporation, any and all stocks, bonds, other securities, and other personal property at any time held by the Corporation and, for that purpose, may endorse, assign, and deliver the same and do every act and thing necessary or appropriate in connection therewith.

          Section 6. Proxies. Proxies to vote with respect to shares of stock of other corporations owned by or held in the name of the Corporation may be executed and delivered from time to time on behalf of the Corporation by such person or persons as shall be authorized from time to time by the Board of Directors.

          Section 7. Credit to or for Directors and Officers. The Corporation shall not, directly or indirectly, including by any subsidiary, extend or maintain credit, arrange for the extension of credit, or renew an extension of credit, in the form of a personal loan, to, or for any director or executive officer (or equivalent thereof) in contravention of applicable law, including, without limitation, Section 402 of the Sarbanes-Oxley Act of 2002 and any regulations promulgated pursuant thereto.

ARTICLE VII
Indemnification and Insurance

          Section 1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any pending, threatened, or contemplated civil, criminal, administrative, or arbitration action, litigation, or proceeding, or any appeal therein or any inquiry or investigation which could result in such action, litigation, or proceeding ("proceeding"), because of his or her being or having been a director, officer, employee, or agent of the Corporation or of any constituent corporation merged with and into the Corporation in a consolidation or merger or because of his or her being or having been a director, officer, trustee, employee, or agent of any other corporation (domestic or foreign) or of any partnership, joint venture, sole proprietorship, trust, employee benefit plan, or such enterprise (whether or not for profit), serving as such at the request of the Corporation or of any such constituent corporation, or the legal representative of any such director, officer, trustee, employee, or agent, shall be indemnified and held harmless by the Corporation to the most complete extent permitted by the Nevada General Corporation Law, as the same exists or may hereafter be amended (but, in the event of any such amendment, only to the extent that such amendment permits the Corporation to provide more indemnification rights than the Nevada General Corporation Law permitted prior to such amendment), from and against any and all reasonable costs, disbursements, and attorney's fees, and any and all amounts paid or incurred in satisfaction of settlements, judgments, fines, and penalties, incurred or suffered in connection with any such proceeding, and such indemnification shall continue as to a person who has ceased to be a director, officer, trustee, employee, or agent and shall inure to the benefit of his or her heirs, executors, administrators, and assigns; provided, however, that, except as provided in Section 2 of this Article VII, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was specifically authorized by the Board of Directors. The right to indemnification specified in this Article VII shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in connection with any proceeding in advance of the final disposition of such proceeding as authorized by the Board of Directors; provided, however; that, if the Nevada General Corporation Law so requires, the payment of such expenses in advance of the final disposition of a proceeding shall be made only upon receipt by the Corporation of an undertaking, by or on behalf of such director, officer, employee, or agent, to repay all amounts so advanced unless it shall ultimately be determined that such person is entitled to be indemnified pursuant to this article or otherwise.

          Section 2. Right of Claimant to Commence Litigation. If a claim made pursuant to Section 1 of this Article VII is not paid completely by the Corporation within thirty (30) calendar days after a written request has been received by the Corporation, the claimant may, at any time thereafter, apply to a court for an award of indemnification by the Corporation for the unpaid amount of the claim and, if successful on the merits or otherwise in connection with any proceeding or in the defense of any claim, issue, or matter therein, the claimant shall also be entitled to be paid by the Corporation for any and all expenses incurred or paid in connection with such proceeding. It shall be a defense to any such action (other than an action brought to enforce a claim for the advancement of expenses incurred in connection with any proceeding when the required undertaking, if any, has been tendered to the Corporation) that such claimant has not satisfied the standard of conduct which makes it permissible pursuant to the Nevada General Corporation Law for the Corporation to indemnify such claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such proceeding that indemnification of such claimant is proper in the circumstances because he or she has satisfied the applicable standard of conduct specified in the Nevada General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, its independent legal counsel, or its shareholders) that such claimant has not satisfied such applicable standard of conduct, nor the termination of any proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall be a defense to the action or create a presumption that such claimant has not satisfied the applicable standard of conduct.

          Section 3. Nonexclusivity of Rights. The right to indemnification and advance of expenses pursuant to this Article VII shall not exclude or be exclusive of any other rights to which any person may be entitled pursuant to the Articles of Incorporation, these Bylaws, any agreement, vote of shareholders, or otherwise; provided, however, that no indemnification shall be made to or on behalf of such person, if a judgment or other final adjudication adverse to such person establishes that such person has not satisfied the applicable standard of conduct required to be satisfied pursuant to the Nevada General Corporation Law.

          Section 4. Insurance. The Corporation may purchase and maintain insurance on behalf of any director, officer, employee, or agent of the Corporation, or of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against any expenses incurred in any proceeding and against any liabilities asserted against him or her because of such person's being or having been such a director, officer, employee, or agent, whether or not the Corporation would have the power to indemnify such person against such expenses and liabilities pursuant to the provisions of this Article VII, or otherwise.

ARTICLE VIII
Shares and Transfer

          Section 1. Share Certificates. Every holder of shares of the Corporation’s stock shall be entitled to have a certificate, signed by the President or a Vice president and either the Chief Financial Officer or the Secretary, certifying the number of such shares owned by him or her. In the event that any officer of the Corporation who has signed any such certificate shall cease to be such officer, for whatever cause, before such certificate shall have been delivered by the Corporation, such certificate shall be deemed to have been adopted by the Corporation, unless the Board of Directors shall otherwise determine prior to the issuance and delivery thereof, and may be issued and delivered as though the person who signed it had not ceased to be such officer of the Corporation. Certificates representing shares of the Corporation’s stock shall be in such form as shall be approved by the Board of Directors. There shall be entered upon the share record books of the Corporation, at the time of issuance of each share, the number of the certificate issued, the name and address of the person owning the shares represented thereby, the number of shares, and the date of issuance thereof. Every certificate exchanged or returned to the Corporation shall be marked "cancelled" with the date of cancellation.

          Section 2. Share Record Books. The share record books and the blank share certificate books shall be kept by the Secretary, or by any officer or agent designated by the Board of Directors.

          Section 3. Addresses of Shareholders. Each shareholder shall designate to the Secretary of the Corporation an address at which notices of meetings and all other corporate notices may be served, delivered, or mailed to such shareholder and, if any shareholder shall fail to designate such address, all corporate notices (whether served or delivered by the Secretary, another shareholder, or any other person) may be served upon such shareholder by mail directed to him or her at his or her last known address.

          Section 4. Transfers of Shares. Transfers of shares of the Corporation’s stock shall be made on the books of the Corporation by the holder of record thereof or by his or her authorized attorney by a power of attorney duly executed in writing and filed with the Secretary and on surrender of the certificate or certificates representing such shares. The Corporation shall be entitled to treat the holder of record of any shares as the absolute owner thereof for all purposes and, accordingly, shall not be obligated to recognize any legal, equitable, or other claim to or interest in such shares by any other person, whether or not he or she shall have express of other notice thereof, except as otherwise expressly provided by statute; provided, however, that whenever any transfer of shares shall be made for collateral or security purposes only, written notice thereof shall be given to the Secretary, such fact shall be expressed in the entry of the transfer. Notwithstanding anything to the contrary specified in these Bylaws, the Corporation shall not be required or permitted to make any transfer of shares of the Corporation’s stock which, if made, would violate the provisions of any agreement restricting the transfer of shares of the Corporation’s stock to which the Corporation shall be a party; provided, however, that the restriction upon the transfer of the shares represented by any share certificate shall be specified or referred to upon the certificate.

          Section 5. Rules and Regulations. Subject to the provisions of this Article VIII, the Board of Directors may make such rules and regulations as it may deem expedient concerning the issuance, transfer, and registration of certificates for shares of the Corporation’s stock.

          Section 6. Lost, Destroyed, and Mutilated Certificates. The holder of any shares of the Corporation’s stock shall immediately notify the Corporation of any loss, destruction, or mutilation of the certificate therefor and the Board of Directors, in its discretion, may cause to be issued to him or her a new certificate or certificates upon surrender of the mutilated certificate or, in case of loss or destruction of the certificate, upon satisfactory proof of such loss or destruction. The Board of Directors, in its discretion, may require the owner of the lost or destroyed certificate or his or her legal representative to give the Corporation a bond, in such amount (not exceeding twice the value of such shares) and with such surety or sureties as it may direct, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or destruction of any such certificate.

          Section 7. Determination of Record Dates. The Board of Directors shall have the power to determine in advance a date, not more than sixty (60) calendar nor less than ten (10) calendar days, preceding the date of any meeting of shareholders, the date for the payment of any dividend or allotment of any right, the date when any change, conversion, or exchange of shares shall go into effect, or for the purpose of any other action, as a record date for the determination of the shareholders entitled to notice of and to vote at any such meeting, entitled to receive payment of any such dividend or allotment of any right, entitled to exercise the rights in respect to any such change, conversion, or exchange of shares, or entitled to participate in or be entitled to the benefit of any such other action. Whenever a record date has been so determined, only shareholders of record on such date shall be entitled to notice of and to vote at such meeting, to receive payment of any such dividend or allotment of any right, to exercise such rights in respect to any such change, conversion, or exchange of shares, or to participate in or be entitled to the benefit of any such other action.

          Section 8. Refusal to Register Transfer of Certain Securities. The Corporation shall not register any transfer of securities issued by the Corporation in any transaction for which the Corporation relied on that certain exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended, specified by the provisions of Regulation S, unless such transfer is made in accordance with the provisions of Regulation S.

ARTICLE IX
Dividends and Surplus

          Subject to any restrictions imposed by statute, the Board of Directors, in its discretion, may determine and vary the amount of the working capital of the Corporation and determine what, if any, dividends shall be declared and paid to the shareholders from the surplus of the Corporation. The Board of Directors, in its discretion, may use and apply any surplus in purchasing or acquiring any of the shares of the Corporation’s stock in accordance with law or any of its bonds, debentures, or other obligations or from time to time may set aside from such surplus such amount or amounts as it, in its absolute discretion, may deem proper as a reserve fund to pay contingencies or for dividends, for the purpose of maintaining or increasing the property or business of the Corporation, or for any other purposes it may deem consistent with the best interest of the Corporation. All such surplus, until actually declared as dividends or used and applied as specified in this article, shall be deemed to be so set aside by the Board of Directors for one or more of those purposes.

ARTICLE X
Corporation Seal

          The Corporation may have a corporate seal which shall be in circular form, shall bear the name of the Corporation and the words and figures denoting its organization pursuant to the laws of the state of Nevada and the year thereof and otherwise may be in such form as shall be approved by the Board of Directors.

ARTICLE XI
Fiscal Year

          The fiscal year of the Corporation shall be determined by the Board of Directors.

ARTICLE XII
Amendments

          All Bylaws of the Corporation shall be subject to amendment, alteration, or repeal, and new Bylaws not inconsistent with any provision of the Articles of Incorporation or any provision of law may be made, by the shareholders or by the Board of Directors, except as otherwise expressly required by statute. Any Bylaw adopted, amended, or repealed by the shareholders may be amended or repealed by the Board of Directors, unless the resolution of the shareholders adopting such Bylaw expressly reserves the right to amend or repeal it only to the shareholders.

ARTICLE XIII
Force and Effect

          These Bylaws are subject to the provisions of the Nevada General Corporation Law and the Articles of Incorporation, as the same may be amended from time to time. If any provision in these Bylaws is inconsistent with an express provision of either of the Nevada General Corporation Law or the Articles of Incorporation, the provision of the Nevada General Corporation Law or the Articles of Incorporation, as the case may be, shall govern, prevail and control the extent of such inconsistency.

ARTICLE XIV
Waiver of Notice

          Whenever any notice is required to be given pursuant to the Articles of Incorporation or these Bylaws or pursuant to applicable law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any meeting is required to be specified in the waiver of notice, unless specifically required by statute. The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except when such person attends a meeting for the express purpose of objecting to the transaction of any business because such meeting is not lawfully called or convened.

CERTIFICATE OF SECRETARY

                    I, the undersigned, do hereby certify:

                    (1)      That I am duly elected and acting Secretary of InfoLinx Communications Ltd., a Nevada corporation; and

                    (2)      That the foregoing bylaws, comprising twenty-six (26) pages, constitute the bylaws of said corporation as duly adopted by the written consent of the sole director of said corporation as of _____________, 200___.

                    IN WITNESS WHEREOF, I have hereunto subscribed my name this ____ day of _______________, 200___.

_______________________________
Secretary